iSatori, Inc.
Attn: Andrea Clem
15000 W. 6th Avenue, Suite 202
Denver, Colorado 80401

VOTE BY INTERNET: www.vote.corporatestock.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL:

Mark, sign and date your proxy card and return it to Corporate Stock Transfer in the enclosed business reply envelope included herein.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the adoption and approval of the merger agreement, FOR the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to iSatori’s named executive officers that is based on or otherwise related to the proposed merger and FOR the approval of the adjournment of the iSatori special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and to approve the merger.

	FOR	AGAINST	ABSTAIN	Board Recommends: ▼
1.
To adopt the Agreement and Plan of Merger, dated as of May 18, 2015 (as it may be amended from time to time, the “merger agreement”), by and between FitLife Brands, Inc. (“FitLife”), ISFL Merger Sub, Inc. (“Merger Sub”) and iSatori, Inc. (“iSatori”) and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into iSatori, with iSatori as the surviving corporation and a wholly-owned subsidiary of FitLife (the "merger") and to approve the merger.
	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN	Board Recommends: ▼
2.	To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to iSatori’s named executive officers that is based on or otherwise related to the proposed merger.	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN	Board Recommends: ▼
3.
To approve the adjournment of the iSatori special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve the merger.

	☐	☐	☐	FOR

To attend the meeting and vote your shares in person, please mark this box	☐

Authorized Signatures – This section must be completed for your instructions to be executed

Please sign here	Please Date

Please sign here	Please Date

Important Notice Regarding the Availability of Proxy Materials for
The Special Meeting of Stockholders to be held September 29, 2015.

This Proxy Statement and our 2014 Annual Report on Form 10-K to Stockholders
are available at http://isatoriinvestorroom.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Stephen Adelé and Seth Yakatan as proxies, with the power to appoint their substitutes, and authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of iSatori, Inc. held of record by the undersigned at the close of business on August 13, 2015 at the Special Meeting of iSatori, Inc. to be held on September 29, 2015 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO ISATORI’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATED TO THE PROPOSED MERGER AND FOR THE APPROVAL OF THE ADJOURNMENT OF THE ISATORI SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AND TO APPROVE THE MERGER..  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ALL PREVIOUS PROXIES ARE HEREBY REVOKED.

Continued and to be signed on reverse side